UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 18, 2010

GOLDEN MINERALS COMPANY

(Exact name of registrant as specified in its charter)

DELAWARE	1-13627	26-4413382
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

350 Indiana Street, Suite 800

Golden, Colorado 80401

Registrant’s telephone number, including area code:  (303) 839-5060

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.
Item 3.02	Unregistered Sales of Equity Securities

Signature

Item 1.01  Entry into a Material Definitive Agreement.

On March 18, 2010, Golden Minerals Company (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with Dahlman Rose & Company, LLC, Canaccord Financial Ltd. and Rodman & Renshaw, LLC (the “Underwriters”) for the sale of a total of 4,000,000 shares of common stock, $0.01 par value per share (the “Common Stock”).  A total of 3,652,234 shares were sold by the Company and a total of 347,766 shares were sold by a selling stockholder (together, the “Shares”).  The offering was completed and the Shares were delivered on March 24, 2010.  The Shares were sold to the Underwriters at a discount of 6.75% off the public offering price of $8.50 per share.  In addition, for up to 30 days from the date of the Underwriting Agreement, the Company has granted the Underwriters the right to purchase up to an additional 600,000 shares of Common Stock from the Company to cover over-allotments.

The Underwriting Agreement contains customary representations, warranties and covenants by the Company.  It also provides for customary indemnification by each of the Company and the Underwriters for certain losses or damages arising out of or in connection with the sale of the Shares.

The offering was made pursuant to the effective Registration Statement on Form S-1 (333-162486) and the prospectus included in the Registration Statement, as supplemented by the prospectus dated March 18, 2010.

The foregoing description of the Underwriting Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Underwriting Agreement, the form of which was filed with the Registration Statement on Form S-1.

Item 3.02 Unregistered Sales of Equity Securities

In connection with the offering described in Item 1.01 above, the Company’s largest stockholders, Sentient Global Resources Fund III, LP and SGRF III Parallel I, LP, each a private equity fund managed by The Sentient Group (together, “Sentient”), exercised their existing pre-emptive right and purchased in a private placement pursuant to Regulation S under the U.S. Securities Act of 1933, an additional 905,065 shares of common stock at the public offering price of $8.50 per share, resulting in gross proceeds of approximately $7.7 million.  The sale was completed on March 24, 2010.  In addition, if the over-allotment option in connection with the offering described in Item 1.01 above is exercised in full, Sentient will have the right to purchase an additional 148,686 shares of common stock at $8.50 per share.  Dahlman Rose & Company served as the sole placement agent for this transaction and received a fee from the Company equal to 3.5% of the gross proceeds received from Sentient.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 24, 2010

Golden Minerals Company

	By:	/s/ Deborah J. Friedman
Name: Deborah J. Friedman
Title: Senior Vice President and General Counsel